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                                                                   Exhibit 10.19

                                LICENSE AGREEMENT

            This License Agreement (the "AGREEMENT") is entered into and made effective the 31 day of January, 2005 (the "EFFECTIVE DATE") between UNIVERSITY OF MIAMI and its School of Medicine, whose principal place of business is at 1600 N.W. 10th Avenue, Miami, Florida 33136 (hereinafter referred to as "LICENSOR") and Somaxon Pharmaceuticals, Inc., whose principal place of business is at 12750 High Bluff Drive, Suite 310, San Diego, California 92130 (hereinafter referred to as "LICENSEE").

                                   WITNESSETH

            WHEREAS, LICENSOR owns United States Patent Number 5,852,032 entitled "Method of Treating Nicotine Dependence"; and

            WHEREAS, LICENSOR warrants that it possesses the right to license the subject patent and the right to market the Patent Rights; and,

            WHEREAS, LICENSEE desires to acquire an exclusive license in the License Territory (as defined in Section 1.7 below) for the following use: human treatment of nicotine dependence, with the right to sublicense, under the Patent Rights (as defined in Section 1.12 below) and Know-How (as defined in Section
1.6 below) for the purposes of making, having made, using, selling, having sold, offering for sale, importing or otherwise commercializing products and practicing the invention disclosed and claimed in the Patent Rights;

            NOW THEREFORE, for these and other valuable considerations, the receipt of which is hereby acknowledged, the parties agree as follows:

            1. DEFINITIONS:

            1.1 "AFFILIATE" shall mean any corporation or other business entity controlled by, controlling or under common control with LICENSOR or LICENSEE. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least a fifty percent (50%) of the voting stock of, or at least a fifty percent (50%) interest in the income of such corporation or other business entity, or such other relationship as in fact, constitutes actual control.



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            1.2 "FIELD OF USE" shall mean human treatment of nicotine
dependence, nicotine addiction and/or tobacco smoking.

            1.3 "FORCE MAJEURE EVENT" shall mean events beyond the reasonable control of either party, including, but not limited to, war, terrorism, riot, strikes, boycotts, seizure, allocation, requisition, or any further official action by any department, bureau, board, administration, or other instrumentality or agency.

            1.4 "GENERIC ENTRY DATE" shall mean the date of first regulatory or marketing approval in the Net Sales Territory of a generic equivalent to any Product, including, but not limited to, a product covered by an Abbreviated New Drug Application (ANDA) which references the initial New Drug Application (NDA) filed by LICENSEE or a sublicensee for such Product.

            1.5 "GOVERNMENT" shall mean the United States federal government.

            1.6 "KNOW-HOW" shall mean trade secrets, inventions, data, processes, procedures, devices, methods, formulas, protocols, information and other know-how, whether or not patentable, which is owned or controlled by LICENSOR during the License Term and is necessary or useful for the commercial exploitation of the Patent Rights.

            1.7 "LICENSE TERRITORY" shall mean worldwide.

            1.8 "METHOD" shall mean any method or process which is covered in whole or in part by an issued or unexpired claim contained in the Patent Rights or otherwise incorporating the Know-How.

            1.9 "NET SALES" shall mean the sum of all amounts invoiced on account of sale or use of Products by LICENSEE and its Affiliates and any Sublicensees to non-affiliated third party purchasers or users of Products, less
(a) [***], (b) [***], (c) [***], (d) [***] (e) [***].

            1.10 "NET SALES TERRITORY" shall mean the United States of America.

            1.11 "PATENT EXPIRATION DATE" shall mean the last to expire of the Patent Rights.

            1.12 "PATENT RIGHTS" shall mean United States Patent Number 5,852,032 of Mason issued December 22, 1998 entitled "Method of Treating Nicotine Dependence" and all divisions, renewals, continuations, continuations-in-part, reissues, extensions and substitutions thereof and, to the extent applicable, all foreign counterparts.



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            1.13 "PRODUCT" shall mean any product or part thereof:

            (a) the manufacture, use or sale or other commercialization of which is covered in whole or in part by an issued or unexpired claim contained in the Patent Rights or otherwise incorporating the Know-How; or

            (b)   which is administered by using a Method.

            1.14 "SUBLICENSEE" shall mean any third party to whom LICENSEE has granted a sublicense of LICENSEE's rights hereunder, provided said third party has agreed in writing with LICENSEE to accept the conditions and restrictions agreed to by LICENSEE in this Agreement.

            2. GRANT:

            2.1 In consideration for payment of royalties, LICENSOR hereby grants to LICENSEE an exclusive (even as to LICENSOR except as specified in Secantion 2.2 below) license, subject to any rights of the Government, in the License Territory, for the Field of Use, with the right to sublicense, under the Patent Rights and Know-How, to make, have made, use, sell, have sold, offer for sale, import or otherwise commercialize the Product and to practice the Method.

            2.2 LICENSOR retains the right to practice such invention for its own internal non-commercial, educational and research use.

            3. TERM:

      The license granted in this Agreement shall be Exclusive in the Field of Use until the later of (i) the Patent Expiration Date or (ii) the date described in Section 8.1(c)(ii) (the "LICENSE TERM"), unless terminated earlier as provided herein, and commencing as of the Effective Date of this Agreement.

            4. UNITED STATES LAWS:

            4.1 LICENSEE understands that the Patent Rights may have been developed under a funding agreement with the Government and, if so, that the Government may have certain rights relative thereto. This Agreement is explicitly made subject to the Government's rights under any

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agreement and any applicable law or regulation. If there is a conflict between this Agreement and an agreement between LICENSOR and the Government, applicable law or regulation, the terms of the agreement between LICENSOR and the Government, applicable law or regulation, respectively, shall prevail. Specifically, this Agreement is subject to all of the terms and conditions of Title 35 United States Code sections 200 through 204, including an obligation that Product sold or produced in the United States be "manufactured substantially in the United States," and LICENSEE agrees to take all reasonable action necessary on its part as licensee to enable LICENSOR to satisfy its obligation thereunder, relating to the Patent Rights.

            4.2 It is understood that LICENSOR is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance by LICENSEE with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. LICENSOR neither represents that a license from an agency of the Government shall not be required nor that, if required, it shall be issued.

            5. PATENT PROTECTION AND INFRINGEMENT:

            5.1 LICENSOR, during the License Term, is responsible for the maintenance of all Patent Rights. LICENSEE shall reimburse LICENSOR for all payments made by LICENSOR in respect of the Patent Rights within thirty (30) days of LICENSEE's receipt of the applicable invoice.

            5.2 LICENSEE shall promptly notify LICENSOR in writing of any claim of Patent Rights infringement which, to LICENSEE's knowledge, is asserted against LICENSEE or LICENSOR, its Affiliates and any sublicensees because of the manufacture, use, promotion and sale of Products.

            5.3 Upon learning of any infringement of Patent Rights by third parties in any country, LICENSEE and LICENSOR will promptly inform each other, as the case may be, in writing

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of that fact and will supply the other with any available evidence pertaining to the infringement. LICENSEE, at its own expense, shall have the option to take whatever steps are necessary to stop the infringement at its expense and recover damages therefore, and will be entitled to retain all damages so recovered. In the event that LICENSOR and LICENSEE mutually agree to bring suit, costs and expenses shall be shared equally and any recovery in excess of expenses shall be shared equally. Each of the parties shall assist and cooperate with the other party in connection with any such suit or other action relating to infringement. In any event, no settlement, consent, judgment or other voluntary final disposition of the suit may be entered into without the consent of LICENSOR, which shall not be unreasonably withheld. In the event LICENSEE does not take steps to stop the infringement within ninety days after notice from LICENSOR specifically requesting such action and referring to this Section 5.3, LICENSOR shall have the right to terminate the License Agreement. In connection with any such termination, all Patent Rights and Know-How will revert to LICENSOR.

            6. INDEMNIFICATION:

            6.1 LICENSEE agrees to release, indemnify, defend and hold harmless the LICENSOR and its Trustees, officers, faculty, employees and students against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorney's fees through the appellate levels) ("DAMAGES") which may be brought against LICENSOR, its Trustees, officers, faculty, employees or students as a result of or arising out of (a) any negligent act or omission of LICENSEE or its agents or employees, (b) the use, production, manufacture, sale, lease, consumption or advertisement by LICENSEE, its Affiliates or their sublicensees or any third party with whom LICENSEE has or enters into an agreement of any Patent Rights, Methods, Know-How, Product, invention or technology licensed under this Agreement, (c) the use of LICENSEE's own trademarks and tradenames relating to the Products, or (d) any and all third party claims of Patent Rights infringement which may be asserted against LICENSOR, and Affiliates because of the manufacture, use, promotion and sale of Products; provided, however, that such indemnification right shall not apply to any judgments and Damages to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of a party seeking indemnification under this Section 6.1.

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            6.2 LICENSOR agrees to release, indemnify, defend and hold harmless the LICENSEE and its officers, employees and Affiliates against any and all Damages which may be brought against LICENSEE or its officers, employees or Affiliates as a result of or arising out of any negligent act or omission of LICENSOR or its Trustees, officers, faculty, agents, employees or other Affiliates, provided, however, that such indemnification right shall not apply to any judgments and Damages to the extent directly attributable to the negligence, reckless misconduct, or intentional misconduct of a party seeking indemnification under this Section 6.2.

            6.3 Promptly after receipt by a party seeking indemnification under this Section 6 (an "INDEMNITEE") of notice of any pending or threatened claim against it (an "ACTION"), such Indemnitee shall give written notice to the party to whom the Indemnitee is entitled to look for indemnification pursuant to this
Section 6 (the "INDEMNIFYING PARTY") of the commencement thereof, provided that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnitee hereunder. In case any Action that is subject to indemnification under this Section 6 shall be brought against an Indemnitee and it shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnitee under this Section 6 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding an Indemnifying Party's election to assume the defense of any such Action that is subject to indemnification under this Section 6, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such Action. If an Indemnifying Party assumes the defense of such Action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's written consent, which consent shall not be unreasonably withheld or delayed, unless (A) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

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            6.4 This Agreement to reimburse and indemnify under the
circumstances set forth above shall continue after the termination of this Agreement.

            7. REPRESENTATIONS AND WARRANTIES:

            7.1 Mutual Representations and Warranties.

            (a) Each party represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

            (b) Each party represents and warrants that this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms Each party represents that to the best of its knowledge the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

            7.2 REPRESENTATIONS AND WARRANTIES OF LICENSOR.

            (a) LICENSOR represents and warrants that, subject to any interest of the Government, LICENSOR owns the Patent Rights and Know-How and has sufficient rights and power to grant the licenses to LICENSEE which LICENSOR purports to grant herein.

            (b) LICENSOR represents that, to the best of its knowledge, except as set forth in Section 4 above, there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the Patent Rights or Know-How which are inconsistent or in conflict with any provision of this Agreement.

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            (c)   LICENSOR represents and warrants that it has no knowledge of any outstanding and unresolved claim or accusation that the practice of the Patent Rights or Know-How infringes or may infringe any third-party patent right(s).

            (d) LICENSOR represents that, to the best of its knowledge, no patent application or patent within the Patent Rights or Know-How is the subject of any interference, opposition, cancellation or other protest proceeding.

            7.3 Disclaimer of Other Warranties. Except as set forth in Sections
7.1 and 7.2 above, LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ALL SUCH WARRANTIES, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY INVENTION(S) OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, LICENSED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION OR PRODUCT; OR THAT THE USE OF THE LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHTS, TRADEMARKS, OR OTHER RIGHTS. EXCEPT AS SET FORTH IN SECTION 6.2. LICENSOR SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY LICENSEE OR ANY THIRD PARTIES RESULTING FROM THE USE, PRODUCTION, MANUFACTURE, SALE, LEASE, CONSUMPTION, OR ADVERTISEMENT OF THE PRODUCT.

            7.4 The provisions of this Section 7 shall continue beyond the termination of this Agreement.

            8. PAYMENTS:

            8.1 In partial consideration of the license herein granted, LICENSEE shall pay the following amounts to LICENSOR:

            (a) "LICENSE ISSUE FEE" of thirty-five thousand dollars ($35,000), which said License Issue Fee shall be deemed earned and due immediately upon the execution of this Agreement.

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            (b)   "LICENSE MAINTENANCE FEES" of [***] per year payable on the first anniversary of the Effective Date and each anniversary thereafter until the end of the License Term; provided, however, that the License Maintenance Fee for any given year shall be creditable against any Running Royalties subsequently due during said year under subsection 8.1(c) below.

            (c) "RUNNING ROYALTY" on each Product with the applicable royalty rate determined on a Product-by-Product basis as follows:

                  (i) until the Patent Expiration Date for such Product, a royalty amount equal to [***] of the Net Sales of such Product in the Net Sales Territory; and

                  (ii) after the Patent Expiration Date for such Product and until the earlier of (A) the Generic Entry Date for such Product or (B) [***] after the date of the first commercial sale of the first Product developed hereunder, a royalty amount equal to one and [***] of the Net Sales of such Product in the Net Sales Territory.

                  LICENSEE shall be entitled to reduce the royalty rates as set forth in clause (i) and (ii) above if the LICENSEE licenses intellectual property rights owned by a third party to develop, discover, use, make, have made or sell the Product, excluding LICENSEE's license agreement with BioTie Therapies Corp. The amount of royalty reduction shall be equal to the amount of royalty paid to the third party; however, in no case shall the royalty rate under clause (i) be less than [***] and under clause (ii) be less than [***]. For the avoidance of doubt, the parties agree that no royalty shall be due with respect to the Net Sales of any Product outside the Net Sales Territory.

            8.2 In partial consideration of the license herein granted, LICENSEE shall pay the following amounts to LICENSOR:

            (a) A milestone payment in the amount of [***] shall be payable upon [***].

            (b) A milestone payment in the amount of [***] shall be payable upon [***].



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            (c)   A milestone payment in the amount of [***] shall be payable upon [***].

            (d) A milestone payment in the amount of [***] shall be payable upon [***].

            (e) A milestone payment in the amount of [***] shall be payable upon [***].

            8.3 All payments shall be made hereunder in U.S. dollars; provided however, that if the proceeds of the sales upon which such royalty payments are based are received by the LICENSEE in a foreign currency or other form that is not convertible or exportable in dollars, and the LICENSEE does not have ongoing business operations or bank accounts in the country in which the currency is not convertible or exportable, the LICENSEE shall pay such royalties in the currency of the country in which such sales were made by depositing such royalties in LICENSOR'S name in a bank designated by LICENSOR in such country. Royalties in dollars shall be computed by converting the royalty in the currency of the country in which the sales were made at the exchange rate for dollars prevailing at the close of the business day of the LICENSEE'S quarter for which royalties are being calculated as published the following day in the Wall Street Journal (or, if it ceases to be published, a comparable publication to be agreed upon from time to time by the parties), and with respect to those countries for which rates are not published in the Wall Street Journal, the exchange rate fixed for such date by the appropriate United States governmental agency.

            8.4 In the event the royalties set forth herein are higher than the maximum royalties permitted by the law or regulations of a particular country, the royalty payable for sales in such country shall be equal to the maximum permitted royalty under such law or regulation.

            8.5 In the event that any taxes, withholding or otherwise, are levied by any taxing authority in connection with accrual or payment of any royalties payable to LICENSOR under this Agreement, the LICENSEE shall have the right to pay such taxes to the local tax authorities on behalf of LICENSOR and the payment to LICENSOR of the net amount due after reduction by the amount of such taxes shall fully satisfy the LICENSEE'S royalty obligations under this Agreement.

            9. DILIGENCE REQUIREMENTS:

            9.1 LICENSEE shall diligently develop, manufacture, market and sell the Products in the Net Sales Territory and will diligently endeavor to create a demand for the Products.



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            9.2 LICENSEE agrees to submit reports, upon LICENSOR's request, as to its efforts to develop markets for the Licensed Products. Such reports shall include assurance by LICENSEE of its intent to actively develop commercial embodiments of the inventions of Patents Rights and a summary of its efforts in this regard.

            9.3 Unless LICENSEE has a Product available for commercial sale prior to January 1, 2012, LICENSEE agrees to pay LICENSOR an annual minimum royalty of [***] within thirty (30) days of such date and each January 1 thereafter; provided that the annual minimum royalty shall increase by [***] on each January 1 thereafter until a Product is available for commercial sale or the license subject to this Agreement has expired or been terminated. In the event that an uncontrollable delay related to the FDA regulatory process and in the event LICENSEE has exercised diligence consistent with industry standards which can be demonstrated in writing by LICENSEE, LICENSEE may request a one year extension from LICENSOR to pay the first annual minimum royalty of [***] where such extension shall not be unreasonably withheld. In the event LICENSEE discontinues sales and marketing of the Product for more than [***], LICENSOR may terminate this Agreement; provided, however, that the foregoing right to terminate shall not apply in the event that such discontinuation is primarily the result of (i) any Force Majeure Event, or (ii) any undue delays caused by the FDA or any other regulatory body.



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            10. REPORTS AND RECORDS:

            10.1 Commencing one (1) year after the first commercial sale of a Product by LICENSEE and/or its Affiliates or sublicensees, the LICENSEE shall furnish to LICENSOR a report in writing specifying during the preceding calendar quarter (a) the number or amount of Products sold hereunder by LICENSEE, and/or its Affiliates or sublicensees, (b) the total billings for all Products sold,
(c) deductions as applicable in Section 1.9, (d) total royalties due, (e) names and addresses of all sublicensees. Such reports shall be due within forty-five
(45) days following the last day of each calendar quarter in each year during the License Term of this Agreement. Each such report shall be accompanied by payment in full of the amount, if any, due LICENSOR in United States dollars calculated in accordance with Section 8.1 hereof.

            10.2 For a period of three (3) years from the date of each report pursuant to Section 10.1, LICENSEE shall keep records adequate to verify each such report and accompanying payment made to LICENSOR under this Agreement, and an independent Certified Public Accountant or Accounting Firm selected by LICENSOR and acceptable to LICENSEE may have access, on reasonable notice during regular business hours, not to exceed once per year, to such records to verify such reports and payments. Such Accountant or Accounting Firm shall not disclose to LICENSOR any information other than that information relating solely to the accuracy of, or necessity for, the reports and payments made hereunder. The fees and expense of the Certified Public Accountant or Accounting Firm performing such verification shall be borne by LICENSOR unless in the event that the audit reveals an underpayment of royalty by more than ten (10%) percent, the cost of the audit shall be paid by LICENSEE.

            11. MARKING AND STANDARDS:

            11.1 LICENSEE agrees to mark and have sublicensees mark Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with a proper patent notice as specified under the patent laws of the United States.

            11.2 LICENSEE further agrees to maintain standards consistent with pharmaceutical industry norms in respect to the nature of the Product manufactured and/or sold by LICENSEE.

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LICENSEE agrees that all Product manufactured and/or sold by it shall be of a quality which is appropriate to pharmaceutical products. LICENSEE agrees that similar provisions shall be included by sublicenses of all tiers.

            12. ASSIGNMENT:

            12.1 This Agreement is not assignable by LICENSEE or by operation of law without the prior written consent of LICENSOR at its sole discretion. Notwithstanding the foregoing, LICENSEE shall have the right to assign this Agreement or its rights or obligations hereunder to any of its Affiliates, successors in interest or acquirers of all or substantially all of its assets provided such Affiliate, successor in interest or acquirer assumes all of LICENSEE's obligations under this Agreement.

            12.2 This Agreement shall extend to and be binding upon the successors and legal representatives and permitted assigns of LICENSOR and LICENSEE.

            13. NOTICE:

            Any notice, payment, report or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be mailed by certified mail, overnight delivery (receipt verified) by recognized courier (e.g., Federal Express, UPS, Airborne Express or
DHL) or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by courier by overnight delivery, any such notice shall be deemed to have been given when delivery is confirmed by the applicable courier. If delivered by hand, any such correspondence shall be deemed to have been given when received by the party to whom such correspondence is given, as evidenced by written and dated receipt of the receiving party.

            All correspondence to LICENSEE shall be addressed as follows:

                                Somaxon Pharmaceuticals, Inc.
                                12750 High Bluff Drive, Suite 310
                                San Diego, CA   92130
                                Attn: Ms. Susan E. Dube, Sr. VP

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            All correspondence to LICENSOR shall be addressed, in duplicate, as follows:

                                FOR OFFICIAL NOTICE ONLY:

                                University of Miami
                                School of Medicine
                                Research and Graduate Studies
                                P.O. Box 016960
                                1600 N.W. 10th Avenue
                                Miami, FL  33101
                                Attention:  Dr. Norman Altman

                                Vice President
                                Business Services
                                327 Max Orovitz Building
                                1507 Levante Avenue
                                Coral Gables, FL  33124-1432
                                Attention:  Mr. Alan J. Fish

                                FOR NOTICE, PAYMENT AND PATENT CORRESPONDENCE:

                                Assistant Provost
                                Office of Technology Transfer
                                P.O. Box 016960 (M811)
                                Miami, FL 33101
                                Attention: Dr. Gary S.Margules

Either party may change the address to which correspondence to it is to be addressed by notification as provided herein.

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            14. TERMINATION:

            14.1 LICENSOR shall have the right to terminate this Agreement if LICENSEE commits a material breach of an obligation under this Agreement or provides a false report and continues in default for more than two (2) months after receiving written notice of such default or false report; however, in the event LICENSEE breaches its obligations under Sections 5.1, 5.3, 8, 9.3 or 15.2, LICENSEE shall have ten (10) business days after receiving written notice to cure such breach, after which LICENSOR shall have the right to terminate this Agreement. Such termination shall be effective upon further written notice to the breaching party after failure by the breaching party to cure such default. If LICENSOR commits a material breach or defaults, then LICENSEE has no duty to continue the payment of royalties, milestones or other amounts set forth in
Section 8 of this Agreement.

            14.2 The license and rights granted in this Agreement have been granted on the basis of the special capability of LICENSEE to perform research and development work leading to the manufacture and marketing of the Products. Accordingly, LICENSEE covenants and agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto, be commenced by or against LICENSEE, and, if against LICENSEE, said proceedings shall not be dismissed with prejudice before either an adjudication in bankruptcy or the confirmation of a composition, arrangement, or plan of reorganization, or in the event LICENSEE shall be adjudged insolvent or make an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied upon the license hereby created and not be released or satisfied within ten (10) days thereafter, or if a receiver be appointed in any proceeding or action to which LICENSEE is a party with authority to exercise any of the rights or privileges granted hereunder and such receiver be so discharged within a period of forty-five (45) days after his appointment, any such event shall be deemed to constitute a breach of this Agreement by LICENSEE and, LICENSOR, at the election of LICENSOR, but not otherwise, ipso facto, and without notice or other action by LICENSOR, shall terminate this Agreement and all rights of LICENSEE hereunder and all rights of any and all persons claiming under LICENSEE.

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            14.3 LICENSEE shall have the right to terminate this Agreement upon sixty (60) days notice to LICENSOR. 14.4 Any termination of this Agreement shall be without prejudice to LICENSOR's right to recover all amounts accruing to LICENSOR prior to such termination and cancellation. Except as otherwise provided, should this Agreement be terminated for any reason, LICENSEE shall have no rights, express or implied, under any patent property which is the subject matter of this Agreement, nor have the right to recover any royalties paid LICENSOR hereunder. Upon termination, LICENSEE shall have the right to dispose of Products then in its possession and to complete existing contracts for such Products, so long as contracts are completed within six (6) months from the date of termination, subject to the payment of royalties to LICENSOR as provided in Section 8 hereof.

            15. CERTIFICATE OF INSURANCE:

            15.1 LICENSEE shall maintain liability insurance coverage for the Product prior to any human subject testing in the amount of five million dollars ($5,000,000) and at no expense to LICENSOR, LICENSEE shall name LICENSOR as an additional insured. At the time of execution of this Agreement, LICENSEE shall provide a certificate of insurance to LICENSOR. LICENSEE agrees to carry and keep in force, at its expense, general liability insurance with limits not less than $1,000,000 per person and $3,000,000 aggregate to cover liability for damages on account of bodily or personal injury or death to any person, or damage to property of any person. Such insurance shall contain an endorsement naming the LICENSOR as an additional insured with respect to this Agreement. Insurance Certificates should be sent to LICENSOR upon execution of this Agreement and on the anniversary of that date every year thereafter as follows:
Office of Technology Transfer, attention Dr. Gary Margules, 1475 N.W. 12 Avenue, Room 2012 (M811), Miami, Florida 33136.

            15.2 LICENSEE shall not cancel such insurance without thirty (30) days prior notice to LICENSOR unless it contemporaneously replaces such insurance with substantially the same or more comprehensive coverage which again names LICENSOR as an additional insured. Such cancellation shall be cause for termination subject to the cure provision set forth in Section 14.1.

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

            15.3 The terms of this provision shall extend beyond the termination of this Agreement for a period of seven (7) years following the last sale of any Product.

            16. CONFIDENTIALITY; USE OF NAME:

            16.1 NON-USE AND NON-DISCLOSURE OBLIGATIONS. Each of LICENSOR and LICENSEE shall use any information received by it from the other party solely in connection with performance of their respective obligations under this Agreement and shall not disclose such information to any third party, without the prior written consent of the other party. These obligations shall survive the expiration or termination of this Agreement for a period of seven (7) years. These obligations shall not apply to information that:

            (a) is known by the receiving party, as evidenced by its records, at the time of receipt and not through a prior disclosure by the disclosing party;

            (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain through no breach of this Agreement by the receiving party;

            (c) is subsequently disclosed to the receiving party, as evidenced by its records, by a third party having the right to make such a disclosure;

            (d) is developed by the receiving party, as evidenced by its records, independently of information received by it from the disclosing party hereunder;

            (e) is disclosed to any governmental authority in order to prosecute or maintain any Patent Rights or Know-How or any regulatory authority to obtain approval to market a Product, but such disclosure may be made only to the extent necessary to pursue such prosecution or maintenance or to obtain such approval; or

            (f) is required by law, regulation, rule, act or order of any governmental authority or agency to be disclosed by a party, provided that only such portion of the information which is legally required to be disclosed is so disclosed and notice is promptly given to the other party in order to provide it an opportunity to seek a protective order or the like with respect to such information.

            16.2 PERMITTED DISCLOSURE. Information provided under this Agreement may be disclosed to employees, agents, consultants, or suppliers of the receiving party, but only to the extent required to accomplish the purposes of this Agreement; provided that such employees, agents, consultants or suppliers shall also agree to appropriate and comparable confidentiality and non-use provisions.

            16.3 PUBLICITY. Except as required by law, regulation or court order, (a) LICENSEE shall not use the name of the LICENSOR (i.e., University of Miami), or any of its employees, or any adaptation thereof, in any publication, including advertising, promotional or sales literature without the prior written consent of Mr. Alan J. Fish, Vice President of Business Services (or such individual's successor), 327 Max Orovitz Bldg., 1507 Levante Avenue, Coral Gables, FL 33124-1432, which consent shall not be unreasonably withheld or delayed more than 24 hours from the time of LICENSEE's request, and (b) all publicity, press releases and other announcements relating to the terms of this Agreement or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the written approval of, both parties. Notwithstanding the foregoing, (i) if time does not permit a 24 hour prior review in the reasonable judgment of LICENSEE, LICENSEE may issue a press release or public announcement concerning any aspect of LICENSEE's development or commercialization of a Product without the prior written consent of LICENSOR provided that no reference is made therein to LICENSOR's name (i.e., University of Miami) and (ii) LICENSEE may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of LICENSOR, as reasonably necessary in connection with the due diligence process associated with future capital investment in LICENSEE or the negotiation or exploration of a possible strategic transaction.

            17. GOVERNING LAW:

            This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

            18. CAPTIONS: The captions and section heading of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

            19. SEVERABILITY:

            Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in valid and enforceable manner, and the remainder of the Agreement shall remain binding upon the parties hereto.

            20. SURVIVAL:

            20.1 The provisions of Sections 1.8, 1.13, 5, 6, 7, 15, 16, 19, 20,
21, 22, 23, and 24 shall survive the termination or expiration of this Agreement and shall remain in full force and effect. In addition, for clarity, absent an uncured breach of this Agreement by LICENSEE, nothing herein shall be deemed to prevent LICENSEE from making, having made, using, selling, having sold, offering for sale, importing or otherwise commercializing the Product and to practice the Method following the expiration of the License Term.

            20.2 The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

            21. AMENDMENT:

            No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

            22. WAIVER:

            No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

            23. ENTIRE AGREEMENT:

            This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof, and supersedes and terminates all prior agreements respecting the subject matter hereof, whether written or oral, and may be amended only by an instrument in writing executed by both parties hereto.

            24. COUNTERPARTS:

            This Agreement may be executed in counterparts and each such counterpart shall be deemed an original hereof.

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                                     - 20 -

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date.

                            SOMAXON PHARMACEUTICALS, INC.

Date:  1-26-05          By: /s/ Kenneth Cohen
                            --------------------------------------------
                            Name:  Kenneth Cohen
                            Title: President and Chief Executive Officer

                            UNIVERSITY OF MIAMI

Date:  1-31-05          By: /s/ Alan J. Fish
                            --------------------------------------
                            Name:  Alan J. Fish
                            Title: VP, Business Services

                                     - 21 -